SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   January 9, 2008

4309, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-51884
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

3707 East Southern Ave., Suite 1015, Box 1080
Mesa, AZ 85206
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-246-8030
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2008 at a special meeting of the Board of Directors of 4309, Inc., (the “Company”), Mr. William F. Ivy was appointed as the Company’s Interim Treasurer. Mr. Ivy is the founder and owner of an accounting and business consulting company based in Phoenix, Arizona. He has in excess of 25 years of public accounting experience and has held licenses as a Certified Public Accountant in the states of Mississippi and Texas. Mr. Ivy holds a Bachelor of Science degree in Accounting and Business Management from Mississippi State University.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Exhibits.
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

4309, Inc.

By:	/s/ Paul D. Poetter
Paul D. Poetter President

Dated: January 16, 2008